Exhibit 21.1

Subsidiaries of the Registrant

Legal Name of Subsidiary	Jurisdiction of Organization
IHS Mauritius Cameroon Limited	Mauritius
IHS Mauritius Côte d’Ivoire Limited	Mauritius
IHS Towers Inc.	United States
IHS Mauritius Netherlands Limited	Mauritius
IHS Mauritius Zambia Limited	Mauritius
IHS Mauritius Rwanda Limited	Mauritius
IHS Africa (UK) Limited	United Kingdom
IHS Netherlands Cöoperatief U.A.	Netherlands
IHS Netherlands Holdco B.V.	Netherlands
IHS Netherlands NG1 B.V.	Netherlands
IHS Netherlands NG2 B.V.	Netherlands
IHS Towers Netherlands FinCo NG B.V.	Netherlands
IHS Nigeria Limited	Nigeria
INT Towers Limited	Nigeria
IHS Towers NG Limited	Nigeria
Tower infrastructure Company Limited	Nigeria
IHS Côte d’Ivoire S.A.	Côte d’Ivoire
IHS Cameroon S.A	Cameroon
IHS Zambia Limited	Zambia
IHS Rwanda Limited	Rwanda
Rwanda Towers Limited	Rwanda
IHS Kuwait Limited	Kuwait
IHS Brazil Participações Ltda	Brazil
IHS Brasil Cessão de Infraestruturas S.A.	Brazil
Skysites Holdings S.A.	Brazil
Skysites Americas Ltda.	Brazil
Topázio Empreendimentos Imobiliários Ltda.	Brazil
Wi-Fi Mundial Ltda.	Brazil
IHS Fiber Brasil Participações Ltda.	Brazil
Centennial Towers Brasil Cooperatief U.A.	Netherlands
Centennial Towers of Brasil B.V.	Netherlands
Centennial Brasil Torres de Telecomunicacoes Ltda.	Brazil
Polar Breeze Empreendimentos Ltda.	Brazil
Centennial Towers Colombia, S.A.S	Colombia
Polar Breeze Colombia S.A.S	Colombia
Centennial Towers of Colombia, Ltd	British Virgin Islands
IHS Towers Colombia S.A.S	Colombia
Cell Site Solutions Peru S.A.C.	Peru
IHS Fiber Brasil Cessão de Infraestruturas Limitada	Brazil
San Gimignano Imoveis e Adminsitracao Limitada	Brazil
Nigeria Tower Interco B.V.	Netherlands
IHS Netherlands GCC B.V.	Netherlands
IHS Netherlands EGY B.V	Netherlands
IHS Netherlands KSA B.V.	Netherlands
IHS GCC Limited	United Arab Emirates
IHS Netherlands Connect B.V.	Netherlands
IHS GCC KW Holding Limited	United Arab Emirates
IHS FinCo Management Limited	United Arab Emirates
Global Independent Connect Limited	Nigeria
IHS KSA Limited	Kingdom of Saudi Arabia
IHS SSC FZE	United Arab Emirates
IHS Netherlands ETH B.V	Netherlands
IHS Netherlands BR B.V	Netherlands
IHS Netherlands PHP B.V	Netherlands